Kodiak Energy, Inc. Releases NI 51-101F1, F2 and F3 Reports

[Not for distribution to U.S. news wire services or dissemination in the United States.]

CALGARY, ALBERTA – (MARKET WIRE) – March 31, 2010 – Kodiak Energy, Inc. (OTCBB: KDKN.OB) ("Kodiak" or the "Corporation") announces the filing of its December 31, 2009 reserves reports NI 51-101F1, F2 and F3 on the SEDAR website at www.sedar.com under the Corporation’s profile, in compliance with Canadian continuous disclosure requirements.

About Kodiak:
Kodiak Energy, Inc. is based in Calgary, Alberta, Canada and a publicly traded oil and gas exploration and development company focused on developing and exploring onshore oil, gas and CO2 properties within North America. Our main prospects are "Little Chicago" located in the N.W.T. and "Sofia" located in northeast New Mexico. Additional information on Kodiak is at http://www.kodiakpetroleum.com.

For further information:

Kodiak Energy, Inc.
William Tighe, President and CEO
Phone:  +1(403) 262-8044
e-mail:  info@kodiakpetroleum.com
www.kodiakpetroleum.com

Investor Relations:
TC Capital
Phone:  +1(403) 238-8813 (during market hours)
e-mail:  info@kodiakpetroleum.com

Forward-looking Statements: This press release contains forward-looking statements. The words or phrases "would be," "will" "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," or similar expressions are intended to identify "forward-looking statements". The Corporation's business is subject to various other risks and uncertainties, which may be described in its corporate filings (www.sec.gov and www.sedar.com). Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Corporation cautions readers not to place reliance on such statements. Kodiak undertakes no obligation to update or publicly revise forward looking statements or information unless so required by applicable securities laws.